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                                                       Exhibit 12


                  McDonnell Douglas Corporation
        Computation of Ratio of Earnings to Fixed Charges
                 Six Months Ended June 30, 1995
                      (Dollars in Millions)






     Earnings
       Earnings before income taxes                        $519
       Add:  Interest expense                               127
             Interest factor in rents                        16
                                                           ----
                                                           $662
                                                           ====



     Fixed Charges
       Interest expense                                    $127
       Interest factor in rents                              16
                                                           ----
                                                           $143
                                                           ====



     Ratio of earnings to fixed charges                    4.6X
                                                           ====